UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 18, 2006

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

Fifth Street Towers, Suite 1360

150 South Fifth Street

Minneapolis, MN  55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

Registrant’s Telephone Number, including Area Code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 18, 2006, MAIR Holdings, Inc. (the “Company”) entered in to an agreement (the “Agreement”) with UMB Bank, N.A. (“UMB”) under which the Company agreed to deliver a letter of credit (the “LOC”) to secure the payment of certain obligations owed by the Company to UMB. UMB is the trustee for the $14,000,000 Kenton County Airport Board Special Facilities Revenue Bonds, 1999 Series A (the “Bonds”), issued in 1999 in connection with the Company’s wholly-owned subsidiary, Mesaba Aviation, Inc. (“Mesaba”), constructing a hangar facility at the Kenton County Airport (the “Facility”). As the Company has previously disclosed, on October 13, 2005, Mesaba filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. Mesaba has vacated the Facility, and the Company has been making the required bond and lease payments related to the Facility in accordance with the Company’s guarantee of Mesaba’s obligations with respect to the Facility.

On February 15, 2006, the Company received notice that UMB declared the Company’s liability for all sums to be immediately due and payable. UMB requested that the Company make full payment of the balance due on the Bonds, as well as UMB’s expenses related to the Bonds, by February 24, 2006. UMB subsequently extended that deadline while UMB and the Company negotiated and prepared the Agreement between the parties under which UMB agreed to forbear acceleration of the Company’s guarantee obligations in exchange for the Company delivering the LOC in the amount of $13,110,000.

The LOC was issued by First Interstate Bank of Billings and is currently fully collateralized by the Company’s cash account held at First Interstate Bank. Under the Agreement with UMB, the Company is obligated to maintain the LOC until all obligations under the Bonds are satisfied. Currently, the Company’s annual obligations with respect to the Bonds and the ground lease for the Facility total approximately $1.2 million. The Agreement and the LOC provide that the amount of the LOC will automatically decrease each July in accordance with the redemption schedule for the Bonds.

UMB may draw on the LOC upon the occurrence of an event of default under the Agreement, including if the Company fails to make any payment when due to UMB, if the Company fails to provide evidence that the LOC has been renewed annually (or the Company fails to renew the LOC), if UMB receives notice from First Interstate Bank of the bank’s intent not to renew the LOC, if the Bonds become subject to mandatory redemption, if the Company fails to comply with the terms of its Agreement with UMB or if the Company commits any event of default under its Guaranty of Mesaba’s Bond obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2006	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel